UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2023

EVANS BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6460 Main Street
Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

(716) 926-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On November 30, 2023, Evans Bancorp, Inc. (the “Company”), Evans National Financial Services, LLC (“ENFS”), a wholly-owned subsidiary of the Company, and The Evans Agency, LLC (“TEA”), a wholly-owned subsidiary of ENFS, amended their previously announced Asset Purchase Agreement (the “Purchase Agreement”) with Arthur J. Gallagher & Co. and Arthur J. Gallagher Risk Management Services, LLC (collectively, “Gallagher”), pursuant to which TEA agreed sell substantially all of its assets to Gallagher for a purchase price of $40.0 million in cash (the “Transaction”). The amendment provides that Gallagher will hold back $2,377,000 of the purchase price, to be payable following the second anniversary of the closing of the Transaction based on the performance of certain customer accounts. The amendment to the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

In a Current Report on Form 8-K dated November 7, 2023, the Company reported the execution of the Purchase Agreement relating to the Transaction. The description of the Purchase Agreement contained in that Current Report on Form 8-K is incorporated herein by reference.

On November 30, 2023, the Company, ENFS and TEA completed the Transaction. TEA was a full-service insurance agency offering personal, commercial and financial services products. For the year ended December 31, 2022, TEA had total revenue of $10.0 million.

Pursuant to the terms and conditions of the Purchase Agreement, as amended, at the closing of the Transaction, Gallagher distributed $35.6 million in cash to TEA, placed $2.0 million in a third party escrow account as security for the indemnification obligations of the Company and TEA relating to the representations and warranties included in the Purchase Agreement, and retained an additional $2,377,000, to be payable to TEA at the end of a two year period following closing, as described above under Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, Aaron M. Whitehouse, President of TEA, ended his employment with TEA. Pursuant to the Purchase Agreement, Mr. Whitehouse joined Gallagher in connection with the completion of the Transaction.

Item 9.01	Financial Statements and Exhibits.

(b)       Pro Forma Financial Information.

In connection with the closing of the Transaction, the Company anticipates that it will file, on or before December 6, 2023, an amendment to this Current Report on Form 8-K that includes certain unaudited pro forma condensed financial statements and accompanying explanatory notes, giving effect to the Transaction, as required under Item 9.01 of Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of November 7, 2023, by and among Arthur J. Gallagher & Co., Arthur J. Gallagher Risk Management Services, LLC, The Evans Agency, LLC, Evans National Financial Services, LLC and Evans Bancorp, Inc. (incorporated by reference to Evans Bancorp, Inc.’s Current Report on Form 8-K filed on November 9, 2023)*

2.2	Amendment to Asset Purchase Agreement, dated as of November 30, 2023, by and among Arthur J. Gallagher & Co., Arthur J. Gallagher Risk Management Services, LLC, The Evans Agency, LLC, Evans National Financial Services, LLC and Evans Bancorp, Inc.*

104.1	Cover Page Interactive Data File (formatted as inline XBRL)

* Schedules and similar attachments have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

December 1, 2023	By:	/s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer